                                               Filed Pursuant to Rule 424b3
                                               Registration File No.: 333-111858

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED AUGUST 9, 2005

                                   $40,000,000

        FLOATING RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
                    (STRATS(SM)) CERTIFICATES, SERIES 2005-2

   STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES 2005-2
                                     ISSUER

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                    DEPOSITOR

                            -------------------------

This is a supplement to the Prospectus Supplement dated August 9, 2005, which supplements the Prospectus dated December 1, 2004.

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-12 OF THE
PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

The Certificates represent interests in the trust only and do not represent an interest in or obligation of the underwriters, the trustee, the swap counterparty or any of their affiliates.

The Prospectus Supplement, as hereby supplemented, may be used to offer and sell the Certificates only if accompanied by the Prospectus.

                                ---------------

The information in the Prospectus Supplement is hereby updated as follows:

          o    The aggregate principal amount of the Certificates offered is
               $40,000,000. Therefore, all references in the Prospectus
               Supplement to $35,000,000 aggregate principal amount of the
               Certificates should be deemed instead to refer to $40,000,000 aggregate principal amount of Certificates.

          o    The aggregate principal amount of Underlying Securities will be
               $40,000,000. Therefore, all references in the Prospectus
               Supplement to $40,000,000 aggregate liquidation amount of the
               Underlying Securities should be deemed instead to refer to
               $40,000,000 aggregate liquidation amount of Underlying
               Securities.

          o    The table on page S-44 of the Prospectus Supplement reads as follows:

                  Wachovia Securities............................  $10,770,750
                  RBC Dain Rauscher Inc..........................  $17,875,000
                  ABN AMRO Financial Services, Inc...............  $11,354,250

                         ------------------------------

WACHOVIA SECURITIES
                        RBC DAIN RAUSCHER
                                              ABN AMRO FINANCIAL SERVICERS, INC.

                 The date of this supplement is August 10, 2005.